UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

185 Martinvale Lane San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-694-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 8, 2009, the 2009 Annual Meeting of Stockholders of eOn Communications Corporation was held to vote on the following routine items:

(1)	To elect two Class I directors to serve on the Company’s Board of Directors for a term of three years or until his successor is elected and qualified;

	Votes For	Votes Withheld
Frederick W. Gibbs	1,910,071	96,725
James W. Hopper	1,910,072	96,724

(2)	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,003,767	2,978	50	—

Based upon the voting results, each of the above items was approved by shareholders.

The terms of directors David S. Lee, Robert P. Dilworth, and W. Frank King continued after the Annual Meeting. On February 9, 2010, the Company engaged Horne, LLP as the Company’s independent registered public accounting firm pursuant to the recommendation of the audit committee and approval of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2010

EON COMMUNICATIONS CORPORATION

By:	/s/ Lee M. Bowling
Lee M. Bowling
Chief Financial Officer